Exhibit 99.1

The First Bancorp Reports Record Year in 2015

DAMARISCOTTA, ME, January 20, 2016 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the year ended December 31, 2015. Net income was $16.2 million, up $1.5 million or 10.2% from 2014, and earnings per common share on a fully diluted basis of $1.51 were up $0.14 or 10.2% from 2014. The Company also announced unaudited results for the quarter ended December 31, 2015. Net income was $3.8 million, up $343,000 or 10.0% from the fourth quarter of 2014, and earnings per common share on a fully diluted basis of $0.35 were up $0.03 or 9.4% from the fourth quarter of 2014.
“This was by far the best year in the Company’s history, surpassing our previous best year in 2014,” observed Tony C. McKim, the Company’s President and Chief Executive Officer. “The past ten years were extremely challenging for the U.S. economy and the banking industry, and our operating results for the past two years confirm we have finally put the great recession behind us. Our 2015 performance was driven by strong growth in earning assets, lower operating expense, and reduced credit costs. We also increased our quarterly dividend by one cent in the second quarter to 22 cents per share - the third year in a row the dividend has increased.
“Our earning assets grew $84.5 million in 2015, the most significant factor in our 2015 performance and the largest growth we have seen in many years,” noted President McKim. “Total loans increased $71.1 million or 7.7%, while investments and other earning assets increased $13.4 million or 2.7%. Loan demand was very healthy, with the majority of loan growth in commercial loans - typically some of our highest yielding assets. We also saw modest growth in all other loan categories. On the funding side of the balance sheet, low-cost deposits were up $100.5 million or 21.0% in 2015 and our funding mix remains strong, with wholesale funding at 29.3% as of December 31, 2015.
“The growth in earning assets can be seen in 2015’s net interest income on a tax equivalent basis which was up $956,000 over 2014,” President McKim continued. “A $1.5 million increase in loan income and a $1.6 million decrease in funding cost more than offset the $2.1 million drop in investment income resulting from a lower level of investment securities. At the same time, non-interest income for 2015 was $1.2 million or 10.7% above 2014’s net interest income, primarily due to securities gains and mortgage origination income, while non-interest expense was $324,000 or 1.1% below 2014 with positive variances in several categories.
“Credit quality continues on the path of significant improvement that we have seen for the past several quarters” President McKim said. “Non-performing assets stood at 0.57% of total assets as of December 31, 2015. This is the lowest level since the second quarter of 2008 and is well below the 0.97% we saw in non-performing assets a year ago. Past-due loans were 0.84% of total loans at December 31, 2015, a significant drop from 1.29% of total loans at the end of 2014.
“Our provision for loan losses was $1,550,000 in 2015,” President McKim said, “a $400,000 increase from the $1,150,000 we provisioned in 2014. The allowance for loan losses stood at 1.00% of total loans as of December 31, 2015, down from 1.13% a year ago. At the same time, other credit-related costs - including expenses for collections, foreclosure and foreclosed properties - were $958,000 in 2015 compared to $1,559,000 in 2014, a $601,000 or 38.6% reduction. Total credit costs - the provision for loan losses and other credit-related costs - dropped $201,000 or 7.4% in 2015.”
“All of these positive factors can be seen in our operating ratios,” observed F. Stephen Ward, the Company’s Chief Financial Officer. “Our return on average assets was 1.07% for 2015 compared to 0.99% for 2014, and our return on average tangible common equity was 11.90% compared to 11.57% for 2014. At 54.26%, the efficiency ratio dropped more than 2.50% in 2015 from 56.86% in 2014 and remains well below the Bank’s UBPR peer group average which stood at 65.14% as of September 30, 2015.
“The First Bancorp’s price per share ended 2015 at $20.47, up $2.38 from December 31, 2014, and the total return with dividends reinvested was 17.17% for 2015,” Mr. Ward noted. “This was well ahead of the broad market in 2015, as measured by the Dow Jones Industrial Average with a total return of 0.21%, the S&P 500 with a total return of 1.37%, and the Russell 2000 with a total return of -4.41%. Although financial stocks outperformed the broad market in 2015, we have also outperformed the banking industry with total returns of 5.99% for the KBW Regional Bank Index and 8.84% for the Nasdaq Bank Index for the year.”
“The Board of Directors raised the dividend by one cent in the second quarter to 22 cents per share per quarter,” President McKim commented, "and we maintained the dividend at that level in the third and fourth quarters. We continue to pay out more than half of our earnings in dividends with a dividend payout ratio of 57.24% in 2015 compared to 60.14% in 2014. Based on the December 31, 2015 closing price of $20.47 per share, our annualized dividend yield was a very healthy 4.30%. We feel that our generous dividend continues to be one of the major reasons people invest in our stock, and periodically increasing our dividend is consistent with the overall performance we have seen over the past two-to-three years.
"The Federal Open Market Committee raised the Fed Funds rate by 25 bp in December,” Mr. Ward noted. “This was the FOMC’s first rate increase since 2006, and ironically, seven years to the day that the FOMC lowered the target Fed Funds rate to 0 from 25 bp. In commentary on the rate move, most market experts characterized the language in the FOMC’s statement as ‘more dovish,’ or more accommodating, than expected. The most important comments in the statement were about the future, however - ‘economic conditions will warrant only gradual increases’ and ‘the federal funds rate is likely to remain, for some time, below levels that are expected to prevail in the longer run.’
“For the past two years we have been positioning the Bank’s balance sheet to minimize the impact of FOMC rate increases,” Mr. Ward continued. “That being said, we feel that the FOMC will be slow and measured in future rate increases. This was borne out in the December Wall Street Journal monthly survey of more than 60 economists on major economic indicators which predicted the average Fed Funds rate in December 2016 will be 1.14%, implying only two or three 25 bp rate increases in 2016. Our asset/liability modeling indicates that slow and measured rate increases should have minimal impact on our financial performance.”
“A number of factors came together that produced our record performance in 2015,” President McKim concluded. “We saw excellent loan demand as the Maine economy improved after several years of little or no growth in loans. At the same time we have been very successful on the liability side of the balance sheet with strong local deposit growth in 2015. When these are combined with reduced credit costs and lower operating expense, we have the record operating results which enable us to reward our shareholders with higher cash dividends. While I am very pleased with the results we have produced in my first year as CEO, the real credit goes to the effort and teamwork that our 226 employees showed in 2015 to make these extraordinary results happen.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars except common stock data	December 31, 2015	December 31, 2014
Assets
Cash and due from banks	$14,299	$13,057
Interest-bearing deposits in other banks	4,013	3,559
Securities available for sale	223,039	185,261
Securities to be held to maturity	240,023	275,919
Restricted equity securities, at cost	14,257	13,912
Loans held for sale	349	—
Loans	988,638	917,564
Less allowance for loan losses	9,916	10,344
Net loans	978,722	907,220
Accrued interest receivable	4,912	4,748
Premises and equipment	21,816	22,619
Other real estate owned	1,532	3,785
Goodwill	29,805	29,805
Other assets	32,043	22,246
Total assets	$1,564,810	$1,482,131
Liabilities
Demand deposits	$130,566	$113,133
NOW deposits	242,638	199,977
Money market deposits	92,994	98,607
Savings deposits	206,009	165,601
Certificates of deposit	158,529	184,471
Certificates $100,000 to $250,000	175,077	221,892
Certificates $250,000 and over	37,376	41,138
Total deposits	1,043,189	1,024,819
Borrowed funds	337,457	279,916
Other liabilities	16,666	15,842
Total Liabilities	1,397,312	1,320,577
Shareholders' equity
Common stock	108	107
Additional paid-in capital	59,862	59,282
Retained earnings	106,673	99,816
Net unrealized gain on securities available-for-sale	1,123	2,522
Net unrealized loss on securities transferred from available for sale to held to maturity	(112)	(48)
Net unrealized loss on postretirement benefit costs	(156)	(125)
Total shareholders' equity	167,498	161,554
Total liabilities & shareholders' equity	$1,564,810	$1,482,131
Common Stock
Number of shares authorized	18,000,000	18,000,000
Number of shares issued and outstanding	10,753,855	10,724,359
Book value per common share	$15.58	$15.06
Tangible book value per common share	$12.78	$12.25

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the years ended		For the quarters ended
In thousands of dollars, except per share data	12/31/2015	12/31/2014	12/31/2015	12/31/2014
Interest income
Interest and fees on loans	$36,620	$35,102	9,373	$8,982
Interest on deposits with other banks	19	5	3	1
Interest and dividends on investments	14,171	15,915	3,662	3,807
Total interest income	50,810	51,022	13,038	12,790
Interest expense
Interest on deposits	5,285	7,087	1,290	1,681
Interest on borrowed funds	4,589	4,338	1,103	1,062
Total interest expense	9,874	11,425	2,393	2,743
Net interest income	40,936	39,597	10,645	10,047
Provision for loan losses	1,550	1,150	450	300
Net interest income after provision for loan losses	39,386	38,447	10,195	9,747
Non-interest income
Investment management and fiduciary income	2,258	2,139	552	520
Service charges on deposit accounts	2,384	2,505	583	606
Net securities gains	1,399	1,155	3	10
Mortgage origination and servicing income	1,558	979	465	369
Other operating income	4,631	4,270	1,160	1,097
Total non-interest income	12,230	11,048	2,763	2,602
Non-interest expense
Salaries and employee benefits	15,080	14,890	4,136	3,622
Occupancy expense	2,312	2,215	540	527
Furniture and equipment expense	3,171	2,940	847	816
FDIC insurance premiums	890	1,004	223	240
Amortization of identified intangibles	58	326	11	81
Other operating expense	8,385	8,845	2,187	2,589
Total non-interest expense	29,896	30,220	7,944	7,875
Income before income taxes	21,720	19,275	5,014	4,474
Applicable income taxes	5,514	4,566	1,245	1,048
Net Income	$16,206	$14,709	$3,769	$3,426
Basic earnings per share	$1.52	$1.38	$0.36	$0.32
Diluted earnings per share	1.51	1.37	0.35	0.32

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the years ended		For the quarters ended
except for per share amounts	12/31/2015	12/31/2014	12/31/2015	12/31/2014

Summary of Operations
Interest Income	$50,810	$51,022	$13,038	$12,790
Interest Expense	9,874	11,425	2,393	2,743
Net Interest Income	40,936	39,597	10,645	10,047
Provision for Loan Losses	1,550	1,150	450	300
Non-Interest Income	12,230	11,048	2,763	2,602
Non-Interest Expense	29,896	30,220	7,944	7,875
Net Income	16,206	14,709	3,769	3,426
Per Common Share Data
Basic Earnings per Share	$1.52	$1.38	$0.36	$0.32
Diluted Earnings per Share	1.51	1.37	0.35	0.32
Cash Dividends Declared	0.870	0.830	0.220	0.210
Book Value per Common Share	15.58	15.06	15.58	15.06
Tangible Book Value per Common Share	12.78	12.25	12.78	12.25
Market Value	20.47	18.09	20.47	18.09
Financial Ratios
Return on Average Equity (a)	9.74%	9.34%	8.85%	8.39%
Return on Average Tangible Common Equity (a)	11.90%	11.57%	10.77%	10.32%
Return on Average Assets (a)	1.07%	0.99%	0.96%	0.92%
Average Equity to Average Assets	11.00%	10.63%	10.88%	10.93%
Average Tangible Equity to Average Assets	9.01%	8.58%	8.94%	8.88%
Net Interest Margin Tax-Equivalent (a)	3.10%	3.10%	3.11%	3.09%
Dividend Payout Ratio	57.24%	60.14%	62.86%	65.63%
Allowance for Loan Losses/Total Loans	1.00%	1.13%	1.00%	1.13%
Non-Performing Loans to Total Loans	0.75%	1.15%	0.75%	1.15%
Non-Performing Assets to Total Assets	0.57%	0.97%	0.57%	0.97%
Efficiency Ratio	54.26%	56.86%	55.69%	58.36%
At Period End
Total Assets	$1,564,810	$1,482,131	$1,564,810	$1,482,131
Total Loans	988,638	917,564	988,638	917,564
Total Investment Securities	477,319	475,092	477,319	475,092
Total Deposits	1,043,189	1,024,819	1,043,189	1,024,819
Total Shareholders' Equity	167,498	161,554	167,498	161,554
(a) Annualized using a 365-day basis for both years

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2015 and 2014.

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2015	12/31/2014	12/31/2015	12/31/2014
Net interest income as presented	$40,936	$39,597	$10,645	$10,047
Effect of tax-exempt income	3,092	3,475	760	807
Net interest income, tax equivalent	$44,028	$43,072	$11,405	$10,854
The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2015	12/31/2014	12/31/2015	12/31/2014
Non-interest expense, as presented	$29,896	$30,220	$7,944	$7,875
Net interest income, as presented	40,936	39,597	10,645	10,047
Effect of tax-exempt income	3,092	3,475	760	807
Non-interest income, as presented	12,230	11,048	2,763	2,602
Effect of non-interest tax-exempt income	236	185	100	49
Net securities gains	(1,399)	(1,155)	(3)	(10)
Adjusted net interest income plus non-interest income	$55,095	$53,150	$14,265	$13,495
Non-GAAP efficiency ratio	54.26%	56.86%	55.69%	58.36%
GAAP efficiency ratio	56.23%	59.67%	59.25%	62.26%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the years ended		For the quarters ended
In thousands of dollars	12/31/2015	12/31/2014	12/31/2015	12/31/2014
Average shareholders' equity as presented	$166,319	$157,465	$168,980	$162,067
Less intangible assets	(30,131)	(30,338)	(30,125)	(30,379)
Tangible average shareholders' equity	$136,188	$127,127	$138,855	$131,688

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.